Exhibit 10.14

EXECUTION COPY

TO:	PLATFORM ACQUISITION HOLDINGS LIMITED PLATFORM DELAWARE HOLDINGS, INC.

Re:	Retaining Holder Securityholders’ Agreement

Reference is made to the Business Combination Agreement and Plan of Merger (the “Business Combination Agreement”), dated as of October 10, 2013, by and among Platform Acquisition Holdings Limited, a company limited by shares incorporated with limited liability under the laws of the British Virgin Islands (“PAHL”), Platform Delaware Holdings, Inc., a Delaware corporation and direct wholly owned subsidiary of PAHL (“Platform Holdco”), Platform Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Platform Holdco (“Merger Sub”), MacDermid Holdings, LLC, a Delaware limited liability company (“MD Holdings”), Tartan Holdings, LLC, a Delaware limited liability company (“Tartan”), MacDermid, Incorporated, a Connecticut corporation (the “Company”), and the other parties named therein, pursuant to which, through a series of steps, PAHL will acquire the equity, business and operations of the Company (the “Business Combination”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Business Combination Agreement.

The undersigned holder (the “Holder”) of units representing membership interests in MD Holdings (the “Units”) has elected, pursuant to a letter of transmittal dated on or about the date hereof (the “Letter of Transmittal”), to receive, pursuant to the terms of, and subject to the consummation of the transactions contemplated by, the Business Combination Agreement, in exchange for the Holder’s Units (which are being surrendered to Platform Holdco pursuant to the Letter of Transmittal) (1) shares of common stock of Platform Holdco (the “Holdco Shares”) and (2) the undersigned’s pro rata portion of the Contingent Litigation Proceeds and the Contingent Purchase Price, if any. As a condition to Holder’s receipt of the Holdco Shares, the Holder, PAHL and Platform Holdco agree to the terms, conditions and provisions of this Retaining Holder Securityholders’ Agreement (this “Agreement”).

1. Descriptions of the Business Combination and Agreements. Any description of the Business Combination and the terms thereof included in this Agreement or in any other documents provided to the Holder, including, without limitation, the Offering Memorandum dated October 15, 2013, (a) is provided for convenience of reference only, (b) is subject to and qualified by the detailed provisions in the Business Combination Agreement, a copy of which has been provided to Holder, and (c) shall not alter, amend or modify in any manner any term or provision of the Business Combination Agreement or any other document or agreement referred to therein.

2. Restrictions on Transfer.

2.1 The Holder acknowledges and agrees that, other than the Holder’s right to exchange the Holdco Shares for shares of common stock of PAHL as described in Section 3 below, the Holdco Shares may not be sold, assigned or otherwise transferred, directly or indirectly, at any time without the prior written consent of Platform Holdco or as expressly permitted pursuant to this Section 2.1. Accordingly, the Holder agrees that the Holder shall not, without the prior written consent of Platform Holdco, (a) sell, assign, transfer (including by operation of Law), incur any liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (collectively, “Liens”), dispose of or otherwise encumber (each, a “Transfer”) any of the Holdco Shares, (b) deposit any of the Holdco Shares received by Holder into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect Transfer or other disposition of any Holdco Shares or the economic interests thereunder. Notwithstanding the foregoing, the Holder may Transfer the Holdco Shares to (i) the spouse or former spouse of the Holder pursuant to a domestic relations order or similar court order upon the divorce of the Holder and his or her spouse and (ii) the Holder’s executors, administrators or testamentary trustees upon the death of Holder; provided that, in each of cases (i) and (ii), (A) such Transfer does not violate any federal or state securities laws and (B) the respective transferee shall, as a condition to such Transfer, agree in writing to be bound by the terms and conditions of this Agreement.

2.2 The Holder further acknowledges and agrees that, without the written consent of PAHL (which consent shall not be unreasonably withheld, condition or delayed), during each consecutive twelve (12) month period commencing on the first anniversary of the Closing, the Holder may not Transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a Transfer of, that number of Exchange Shares (as defined below) that exceeds 25% of the total number of Exchange Shares issuable to the Holder hereunder; provided that, to the extent the Holder has Transferred less than 25% of his Exchange Shares in any such consecutive twelve (12) month period, the number of Exchange Shares less than 25% that may be Transferred may be rolled over to succeeding twelve (12) month periods such that, after the fourth anniversary of the Closing, the Holder shall be permitted to Transfer all of his, her or its Exchange Shares whenever acquired without PAHL’s agreement. PAHL may impose stop-transfer instructions and may stamp each certificate representing Exchange Shares with an appropriate legend to enforce the provisions of the foregoing sentence.

2.3 The restrictions contained in this Section 2 shall apply to any other securities into which the Holdco Shares or Exchange Shares, as applicable, may be converted or exchanged prior to the expiration of the applicable restriction.

2.4 Any Transfer or Lien in violation of this Section 2 shall be void.

3. Exchange of Holdco Shares.

3.1 The Holder shall have the right (the “Exchange Right”), exercisable at any time following the earlier of (i) the first anniversary of the Closing and (ii) the consummation of a Change in Control (as defined below) (as applicable, the “Trigger Date”), to exchange all or any portion of the Holder’s Holdco Shares (such Holdco Shares to be exchanged pursuant hereto, the “Surrendered Shares”), on the terms and subject to the conditions set forth in this Section 3. Upon the proper exercise of the Exchange Right by the Holder, PAHL shall exchange the Surrendered Shares for that number of PAHL Ordinary Shares (the “Exchange Shares”) equal to the product of (a) the number of Exchanged Shares, and (b) the then-current Exchange Rate (as defined below).

3.2 As used herein, “Change of Control” shall mean (a) a merger or consolidation of PAHL with another entity where PAHL is not the surviving entity and where immediately after the merger or consolidation PAHL’s stockholders immediately prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity, or (b) the sale of all or substantially all of PAHL’s and its subsidiaries’ assets to a third party if, immediately following such sale, PAHL’s stockholders hold less than 50% of the stock of said third party; and the “Exchange Rate” shall initially be one (1). In the event PAHL: (a) declares or pays a dividend on the PAHL Ordinary Shares in PAHL Ordinary Shares, (b) splits or subdivides the outstanding PAHL Ordinary Shares or (c) effects a reverse stock split or otherwise combines the outstanding PAHL Ordinary Shares into a smaller number of PAHL Ordinary Shares, the Exchange Rate shall be adjusted by multiplying the Exchange Rate in effect immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the number of PAHL Ordinary Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of PAHL Ordinary Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has not occurred as of such time). Any adjustments to the Exchange Rate shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

3.3 In order to exercise the Exchange Right, the Holder shall deliver a written notice (an “Exchange Notice”) to such effect to PAHL, not less than five (5) Business Days prior to the date as of which the Holder desires the closing (the “Exchange Closing”) of the exchange to occur (but in no event prior to the Trigger Date). At the Exchange Closing, PAHL shall deliver (or cause the delivery) to the Holder a certificate or evidence of book entry deposits representing the Exchange Shares, against delivery by the Holder to PAHL of stock certificates evidencing the Surrendered Shares, free and clear of all Liens, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and such other instruments and certificates as may be reasonably requested by PAHL in connection therewith. The Exchange Closing shall, unless otherwise mutually agreed by the Company and the Holder, be held at the principal offices of PAHL, on a date (the “Exchange Closing Date”) selected by PAHL that is no later than five (5) Business Days following the delivery of the Exchange Notice (subject to PAHL’s receipt on or before the Exchange Closing Date of the certificates and other documents referred to in the immediately preceding sentence).

4. Rule 144; Registration.

4.1 Subject to the provisions of Sections 2.1 and 2.2 above, PAHL shall, at PAHL’s expense, for so long as the Holder holds any Exchange Shares, cooperate with the

Holder, as may be reasonably requested by the Holder from time to time, to facilitate any proposed sale of Exchange Shares by the Holder in accordance with the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or any successor rule (“Rule 144”), including, without limitation, by complying with the current public information requirements of Rule 144 and providing opinions of counsel, to the extent required.

4.2 Subject to the Holder’s compliance with the provisions of Section 4.4 below, promptly after the completion of PAHL’s domestication into Delaware, PAHL will file with the Securities and Exchange Commission (the “SEC”) a registration statement registering (among other securities) the resale of the Exchange Shares (the “Registration Statement”). PAHL shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. PAHL shall notify the Holder as promptly as practicable after the Registration Statement is declared effective and shall simultaneously provide the Holder with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby. Subject to this Section 4.2 and Section 4.3 below, PAHL shall (a) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and any prospectus used in connection therewith and perform such other actions as may be necessary to keep the Registration Statement (or another registration statement that registers the resale of the Exchange Shares) continuously effective as to the Exchange Shares until the Termination Date (as defined below), and (b) comply in all material respects with the applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to the disposition of all Exchange Shares covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holder thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented. PAHL will pay all expenses associated with the registration pursuant hereto, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Exchange Shares for sale under applicable state securities laws and listing fees, but excluding any fees or expenses incurred by the Holder (including any counsel to the Holder) and any discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Exchange Shares being sold.

4.3 For not more than 30 consecutive days (subject to extension by PAHL by up to an additional 60 days, solely to the extent that PAHL requires such extension of time to complete financial statements required under applicable Law to be contained in PAHL’s SEC filings) or for a total of not more than 90 days in any 12 month period (but not more than twice in any such 12 month period), PAHL may suspend the use of any prospectus included in the Registration Statement in the event that PAHL determines in good faith that such suspension is necessary to (a) delay the disclosure of material non-public information concerning PAHL, the disclosure of which at the time is not, in the good faith opinion of PAHL, in the best interests of PAHL or (b) amend or supplement the Registration Statement or the related prospectus so that the Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”). The Holder agrees that, upon receipt of any notice from the Company of an Allowed Delay, the Holder will immediately discontinue disposition of Exchange Shares pursuant to the Registration Statement, until the Holder is advised by the Company that such dispositions may again be made.

4.4 The Holder shall furnish in writing to PAHL such information regarding the Holder, the Exchange Shares held by the Holder and the intended method of disposition thereof as shall be reasonably requested by PAHL to effect the registration of the Exchange Shares, and shall execute such documents in connection with such registration as PAHL may reasonably request that are customary of a selling stockholder in similar situations.

4.5 PAHL shall indemnify and hold harmless the Holder, each person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, members, managers, stockholders, partners, agents and employees of each of them (each an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (a) any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (b) any violation or alleged violation by PAHL of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; in each case, except to the extent, but only to the extent, that (i) such untrue statement or omission is based upon information regarding the Holder furnished in writing to PAHL by or on behalf of the Holder expressly for use therein, or (ii) such information relates to the Holder or the Holder’s proposed method of distribution of Exchange Shares and was approved in writing by or on behalf of the Holder expressly for use in the Registration Statement, such prospectus or in any amendment or supplement thereto.

The Holder shall indemnify and hold harmless PAHL, each director of PAHL, each officer of the Company who shall sign a Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of securities included in a Registration Statement, and each Person who controls any of the foregoing Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement or any prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that (i) such untrue statement or omission is based upon information regarding the Holder furnished in writing to PAHL by or on behalf of the Holder expressly for use therein, or (ii) such information relates to the Holder or the Holder’s proposed method of distribution of Exchange Shares and was approved in writing by or on behalf of the Holder expressly for use in the Registration Statement, such prospectus or in any amendment or supplement thereto.

If the indemnification provided in this Section 4.5 is unavailable to an Indemnified Party or insufficient to hold the Indemnified Party harmless for any Losses, then PAHL shall contribute to the amount paid or payable by the Indemnified Party, in such proportion as is appropriate to reflect the relative fault of PAHL and such Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of PAHL and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, PAHL or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The parties hereto agree that it would not be just and equitable if any contribution were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this paragraph, no Indemnified Party shall be required to contribute pursuant to this paragraph, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Indemnified Party from the sale of the Exchange Shares subject to the proceeding exceeds the amount of any damages that such Indemnified Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

4.6 PAHL’s obligations under this Section 4 shall terminate with respect to the Holder on the earlier of (a) the date on which all of the Holder’s Exchange Shares have been sold, and (b) the date on which all of the Holder’s Exchange Shares may be sold pursuant to Rule 144 without volume or other restrictions (the “Termination Date”).

5. Appointment of Representatives.

5.1 The Holder hereby acknowledges and agrees to the appointment, as set forth in Section 12.13 of the Business Combination Agreement, of CSC Shareholder Services LLC as “Seller Representative” to represent each of the direct and indirect beneficial owners of the Company, including the Holder, following the Closing for all purposes of the Business Combination Agreement, other than with respect to the Contingent Purchase Price for which Tartan shall act as representative, and that the Holder shall be a Represented Party for all purposes of the Business Combination Agreement. The Holder further acknowledges and agrees that the Seller Representative, pursuant to the Business Combination Agreement and this Agreement, has the full and exclusive authority to act on the Holder’s behalf in connection with the Business Combination Agreement and the documents related thereto including, without limitation: (a) to interpret the terms and provisions of the Business Combination Agreement and the documents to be executed and delivered in connection therewith, (b) to execute and deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by the Business Combination Agreement, (c) to receive service of process in connection with any claims under the Business Combination Agreement, (d) to agree to negotiate, enter into settlements and compromises of, assume the defense of claims, demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims and to take all actions necessary or appropriate in the sole judgment of the Seller Representative for the accomplishment of the foregoing, (e) to give and receive notices and communications, (f) to authorize delivery to PAHL of funds from the Escrow Account or any portion, (g) to receive and distribute the consideration payable hereunder or under the Business Combination Agreement, including payments from the Escrow Account and any earnings and proceeds thereon, and holdback therefrom any amounts necessary or appropriate in the judgment of the Seller Representative, and (h) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, unit powers, letters and other writings, and, in general, to take all actions (or refrain from taking actions) necessary or appropriate in the judgment of the Seller Representative as agent for and on behalf of the Represented Parties in connection with the Business Combination Agreement. Without limiting the generality of the foregoing, the Holder acknowledges and agrees that pursuant to the terms of the Business Combination Agreement, following the occurrence of the Contingent Litigation Proceeds Payment Event, if any, PAHL will pay the Contingent Litigation Proceeds to the Seller Representative for distribution to each Contingent Litigation Proceeds Recipient, including the Holder.

5.2 The Holder hereby acknowledges and agrees to the appointment, as set forth in Section 12.14 of the Business Combination Agreement, of Tartan as “Retaining Holder Representative” to represent each of the Retaining Holders, including the Holder, following the Closing for all purposes in connection with the Contingent Purchase Price. Without limiting the generality of the foregoing, the Holder acknowledges and agrees that pursuant to the terms of the Business Combination Agreement, PAHL will pay the Contingent Purchase Price, if any, to the Retaining Holders Representative for distribution to each Retaining Holder, including the Holder.

6. Certain Covenants. For the period commencing on the Closing Date and continuing until the earlier of the seventh anniversary of the Closing Date and such date on which all of Platform Holdco’s outstanding shares of common stock are owned (directly or indirectly) by PAHL, (a) Platform Holdco covenants and agrees that it will not (i) engage in any business activity other than to hold the interest in MD Holdings or (ii) issue additional securities (or instruments convertible, exchangeable or exercisable for securities) without the prior written consent of shareholders representing a majority of the shares of Platform Holdco common stock not held by Platform, and (b) PAHL will not effect a merger, reorganization or consolidation of Platform Holdco without the prior consent of Platform Holdco shareholders representing a majority of the shares of outstanding common stock of Platform Holdco not held by PAHL, unless PAHL delivers to the shareholders of Platform Holdco other than PAHL an opinion of counsel, reasonably acceptable to the holders of a majority of such shares, to the effect that such merger, reorganization or consolidation will be done in a manner that is tax-free to the holders of Platform Holdco common stock.

7. Abandonment of the Business Combination. Holder acknowledges that certain conditions must be satisfied prior to the consummation of the Business Combination. If the Business Combination Agreement is terminated without the Business Combination having been consummated, this Agreement shall terminate and be of no further force or effect, and Holder shall have no rights hereunder or under the Business Combination Agreement.

8. General Provisions.

8.1 Except as otherwise provided herein, all costs and expenses incurred by or on behalf of the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses when due.

8.2 All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon confirmation of receipt) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

To PAHL or Platform Holdco:	c/o MacDermid, Incorporated 1401 Blake Street Denver, CO 80202 Attention: General Counsel Facsimile No.: (720) 479-3085

with a copy (which shall not constitute notice) to:	Greenberg Traurig, P.A. 401 E. Las Olas Blvd., Suite 2000 Fort Lauderdale, FL 33301 Attention: Donn Beloff, Esq. Facsimile No.: (954) 765-1477

To Holder:	The address set forth beneath Holder’s signature hereto

8.3 This Agreement may be executed in counterparts, and by facsimile or portable document format (pdf) transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.4 This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

8.5 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.6 This Agreement and any other document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed and construed in accordance with the internal substantive laws of the State of Delaware applicable to a contract entered into and fully performed solely within the State of Delaware without giving effect to the principles of conflict of laws thereof.

8.7 Except as expressly provided herein, neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.8 Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns shall be brought and determined exclusively in any state court or Federal court sitting in New Castle County, Delaware and each of the parties hereto hereby (i) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out or relates to this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action arising out of or relating to this Agreement or any transaction contemplated hereby in any court other than any state court or Federal court sitting in New Castle County, Delaware. It is understood and agreed that any other court or arbiter in any other jurisdiction shall be entitled to enforce any Judgment of any state court or Federal court sitting in New Castle County, Delaware. Any writs, process or summonses to be served on any other party in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 8.2 or as otherwise permitted by Law. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) the defense of sovereign immunity, (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 8.8, (iii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iv) to the fullest extent permitted by Law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8.9 The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement and the Business Combination Agreement) in accordance with its specified terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the party seeking the injunction, specific performance and other equitable relief has an adequate remedy at law.

8.10 EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.11 This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, the parties hereto or (ii) by a waiver in accordance with Section 8.12.

8.12 Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first below written.

PLATFORM ACQUISITION HOLDINGS LIMITED

By:
Name:	Martin E. Franklin
Title:	Director

Date:

PLATFORM DELAWARE HOLDINGS, INC.

By:
Name:	Martin E. Franklin
Title:	President

Date:

[Retaining Holder Securityholders’ Agreement]

HOLDER

Print Name:

Date:

Notice Address:

[Retaining Holder Securityholders’ Agreement]